UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  September 8, 2022

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)
Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 DeKoven Avenue Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (262) 636-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 Par Value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Information to be Included in Report

Item 8.01	Other Events.

As of September 8, 2022, Michael B. Lucareli, the Executive Vice President, Chief Financial Officer of Modine Manufacturing Company (the “Company”) entered into a Rule 10b5-1 Stock Sale Plan (the “Plan”) with a brokerage firm, designed to comply with Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended, and to allow Mr. Lucareli to sell shares of Company common stock under pre-arranged, specified conditions and for specified periods of time.  The Plan was adopted in accordance with the requirements of the Company’s Insider Trading Policy.

In accordance with its terms, the first sale of Company common stock under the Plan will take place no earlier than November 7, 2022, and the last sale will take place no later than November 7, 2023.  Any transactions under the Plan will be disclosed by means of Form 144 and Form 4 filings with the Securities and Exchange commission to the extent required by law.  The Company does not undertake to report any future Rule 10b5-1 trading plans that may be adopted by any officers or directors of the Company, or to report any modifications or terminations of any announced trading plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODINE MANUFACTURING COMPANY

Dated: September 9, 2022	By:	/s/ Sylvia A. Stein
Sylvia A. Stein
Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer